Exhibit 1.1

chinadotcom corporation

(the “Company”)

(Incorporated in the Cayman Islands with limited liability)

Company No: CR-74277

NOTICE IS HEREBY GIVEN THAT THE FOLLOWING RESOLUTION IS AN EXTRACT OF THE RESOLUTION PASSED AT THE ADJOURNED EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF THE COMPANY HELD AT 34TH FLOOR, CITICORP CENTRE, 18 WHITFIELD ROAD, CAUSEWAY BAY, HONG KONG ON APRIL 27, 2005 AT 11:00 A.M.

RESOLVED AS A SPECIAL RESOLUTION

“That Article 1 of the Company’s Amended and Restated Memorandum of Association be deleted and replaced with the following:

“1.	The name of the Company is CDC Corporation, the Chinese translation of which is ‘CDC ’.”

“That Article 2(i) of the Company’s Amended and Restated Articles of Association be deleted and replaced with the following:

“(i)	‘the Company’ or ‘this Company’ shall mean CDC Corporation, the Chinese translation of which is ‘CDC ’;”.

Raymond Ch’ien Chairman of the Meeting

This Amended and Restated Memorandum and Articles of Association has been conformed to reflect changes adopted by shareholders through August 16, 2002

CAYMAN ISLANDS

The Companies Law (Revised) (Cap. 22)

Company Limited by Shares

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

chinadotcom corporation

(Adopted by special resolution passed on July 6, 2001 and amended by incorporating all amendments up to and including July 6, 2001)

1.	The name of the Company is chinadotcom corporation, the Chinese translation of which is “ ”.

2.

*The Registered Office of the Company shall be at the offices of Offshore Incorporations (Cayman) Limited, Soctia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands or at such other place in the Cayman Islands as the Board may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(i)	To carry on business of internet content services, internet advertising services and e-business solutions services, to carry on business as an investment holding company and to acquire and hold media assets, shares, stocks, debenture stock, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debenture stock, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company’s investments for the time being;

*	as amended by board resolution passed on November 29, 2001

(ii)	To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company, joint venture, syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(iii)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(iv)	To stand surety for or to guarantee, indemnify, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(v)	To carry on the business of promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

(vi)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including the provision of any services.

(vii)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licences, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(viii)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors of the Company likely to be profitable to the Company.

In the interpretation of this Memorandum of Association in general and of this Clause 3 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Clause or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

4.	Except as prohibited or limited by the Companies Law (Revised) (Cap. 22), the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (Revised) (Cap. 22) and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate, irrespective of any question of corporate benefit, in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, debenture stock, loans, loan stock, loan notes, bonds, convertible bonds, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to contract with persons for the provision of advice, the management and custody of the Company’s assets, the listing of the Company’s shares and its administration; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance; to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

6.	The share capital of the Company is US$205,000 divided into 800,000,000 Class A Common Shares of a nominal or par value of US$0.00025 each and 5,000,000 Preferred Shares of a nominal or par value of US$0.001 each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce said capital subject to the provisions of the Companies Law (Revised) (Cap. 22) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference shares or otherwise shall be subject to the powers hereinbefore contained.

7.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (Revised) (Cap. 22) and, subject to the provisions of the Companies Law (Revised) (Cap. 22) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

This Amended and Restated Memorandum and Articles of Association has been conformed to reflect changes adopted by shareholders through August 16, 2002

CAYMAN ISLANDS

The Companies Law (Revised) (Cap. 22)

Company Limited by Shares

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

chinadotcom corporation

(Adopted by special resolution passed on August 16, 2002 and amended by incorporating all amendments up to and including August 16, 2002)

TABLE A

1.	The regulations contained in Table A in the First Schedule to the Companies Law shall not apply to the Company.

INTERPRETATION

2.	In these Articles, unless there be something in the subject or context inconsistent therewith:

(a)	*“address” shall include mailing addresses as well as electronic address, where applicable;

(b)	“these Articles” shall mean the present Articles of Association and all supplementary, amended or substituted Articles for the time being in force;

(c)	“Audit Committee” shall mean the audit committee established pursuant to Article 198;

(d)	“Auditors” shall mean the persons appointed by the Company from time to time to perform the duties of auditors of the Company;

(e)	“Board” shall mean the majority of the Directors present and voting at a meeting of Directors at which a quorum is present;

(f)	“capital” shall mean the share capital from time to time of the Company;

(g)	“the Chairman” shall mean the Chairman presiding at any meeting of members or of the Board;

(h)	“CIC” shall mean China Internet Corporation Limited, a Bermuda Corporation;

(i)	“Common Shares” means the Class A Common Shares in the capital of the Company of par value US$0.00025 each;

(j)	“the Company” or “this Company” shall mean chinadotcom corporation, the Chinese translation of which is “ ”;

(k)	“the Companies Law” or “the Law” shall mean the Companies Law (Revised) (Cap. 22) of the Cayman Islands and any amendments thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

(l)	“Directors” shall mean the directors from time to time of the Company;

(m)	“dividend” shall include bonus dividends and distributions permitted by the Law to be categorized as dividends;

(n)	“dollars” and “US$” shall mean dollars legally current in the United States;

(o)	*“electronic” shall have the meaning given to it in the Electronic Transactions Law 2000 of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

(p)	*“electronic communication” means electronic posting to the Company’s Internet website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

(q)	*“Electronic Signature” means an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

(r)	“Exchange” shall mean the Nasdaq National Market operated by Nasdaq;

(s)	“Hong Kong” shall mean the Hong Kong Special Administrative Region of the People’s Republic of China and its dependencies;

(t)	“Independent Director” shall mean a director of the Company who is an independent director as defined in Rule 4200 of the NASD Manual & Notices to Members from time to time.;

(u)	“month” shall mean a calendar month;

(v)	“Nasdaq” shall mean The Nasdaq Stock Market, Inc.;

(w)	“ordinary resolution” shall mean a resolution passed by a simple majority of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting held in accordance with these Articles and includes an ordinary resolution passed pursuant to Article 92;

(x)	“paid up” shall mean paid up and/or credited as paid up;

(y)	Preferred Share” shall mean a Preferred Share in the capital of the Company with a nominal or par value of US$0.001 having designations, powers, preferences, privileges and participating, optional or special rights, and the qualifications, limitations or restrictions thereof, including, without limitations, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences as the Directors shall in their sole discretion determine;

(z)	“principal register” shall mean the register of members of the Company maintained at such place within or outside the Cayman Islands as the Board shall determine from time to time;

(aa)	“the register” shall mean the principal register and any branch registers;

(bb)	“registration office” shall mean the registered office for the time being of the Company;

(cc)	“related party” shall mean:

(i)	any person beneficially owning directly or indirectly 10 per cent. or more of the total voting rights of the Company;

(ii)	any company that controls or is controlled by, or is under common control with the Company and for this purpose “control” of a company shall mean:

a)	control (either directly or indirectly) of the composition of the board of directors of that company;

b)	control (either directly or indirectly) of more than 20 per cent. of the voting rights attributable to the voting share capital of that company; or

c)	the holding (either directly or indirectly) of more than 20 per cent. of the issued share capital (excluding any part of it which confers no right to participate beyond a specified amount in a distribution of either profits or capital) of that company;

(iii)	any person who is (or was within the 12 months preceding the date of the transaction) a Director of the Company or a director or officer of any company referred to in (ii) above;

(dd)	“related party transaction” shall mean a transaction (other than a transaction of a revenue nature in the ordinary course of business) between the Company or any of its subsidiaries and a related party;

(ee)	“Related Party Transaction Committee” shall mean the related party transaction committee established pursuant to Article 199;

(ff)	“seal” shall include the common seal of the Company, the securities seal or any duplicate seal adopted by the Company pursuant to these Articles;

(gg)	“Secretary” shall mean the person appointed as company secretary by the Board from time to time;

(hh)	“share” shall mean a share in the capital of the Company;

(ii)	“shareholders” or “members” shall mean the persons who are duly registered as the holders from time to time of shares in the register including persons who are jointly so registered;

(jj)	“special resolution” shall have the same meaning as ascribed thereto in the Law and shall include a unanimous written resolution of all members: for this purpose, the requisite majority shall be not less than two-thirds of the votes of such members of the Company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given and includes a special resolution passed pursuant to Article 93;

(kk)	“subsidiary” and “holding company” shall have the meanings ascribed to such terms in the Companies Act of the United Kingdom;

(ll)	subject as aforesaid, any words defined in the Law shall, if not inconsistent with the subject and/or context, bear the same meanings in these Articles;

(mm)	*“writing” or “printing” shall include writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

(nn)	words importing either gender shall include the other gender and the neuter;

(oo)	words importing persons and the neuter shall include companies and corporations and vice versa; and

(pp)	words denoting the singular shall include the plural and words denoting the plural shall include the singular.

*	as amended by special resolution passed on August 16, 2002

3.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

4.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

SHARE CAPITAL

5.	The capital of the Company is US$205,000 divided into 800,000,000 Class A Common Shares of a nominal or par value of US$0.00025 each and 5,000,000 Preferred Shares of a nominal or par value of US$0.001 each.

6.	Subject to the provisions of these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights conferred on the holders of any existing shares or attaching to any class of shares, any share including the Preferred Shares may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, and to such persons at such times and for such consideration as the Board may determine.

7.	The Company in general meeting may, from time to time, whether or not all the shares for the time being authorized shall have been issued and whether or not all the shares for the time being issued shall have been fully paid up, by ordinary resolution, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the resolution shall prescribe.

MODIFICATION OF RIGHTS

8.	If at any time the share capital of the Company is divided into different classes of shares, all or any of the rights attached to any class of shares for the time being issued (unless otherwise provided for in the terms of issue of the shares of that class) may, subject to the provisions of the Law, be varied or abrogated with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. To every such separate meeting all the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the quorum for the purposes of any such separate meeting and of any adjournment thereof shall be a person or persons together holding (or representing by proxy) at the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class, and that any holder of shares of the class present in person or by proxy may demand a poll.

9.	The special rights conferred upon the holders of shares of any class shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

REDEMPTION AND REPURCHASE OF SHARES

10.	Subject to the Law and to any rights conferred on the holders of any class of shares, the Company shall have the power (i) to purchase or otherwise acquire all or any of its own shares (which expression as used in this Article includes redeemable shares), (ii) to purchase or otherwise acquire warrants for the subscription or purchase of its own shares and shares and warrants for the subscription or purchase of any shares in any company which is its holding company and (iii) to give, directly or indirectly, by means of a loan, a guarantee, a gift, an indemnity, the provision of security or otherwise howsoever, financial assistance for the purpose of or in connection with a purchase or other acquisition made or to be made by any person of any shares or warrants in the Company or any company which is a holding company of the Company. The Company may pay for such shares or warrants in any manner authorized or not prohibited by law, including out of capital. Should the Company purchase or otherwise acquire its own shares or warrants, neither the Company nor the Board shall be required to select the shares or warrants to be purchased or otherwise acquired rateably or in any other manner as between the holders of shares or warrants of the same class or as between them and the holders of shares or warrants of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Any such purchase or other acquisition or financial assistance shall only be made in accordance with any relevant code, rules or regulations issued by Nasdaq from time to time in force for so long as the shares of the Company are listed on the Exchange.

11.	Subject to the provisions of the Law and the Memorandum of Association of the Company, and to any special rights conferred on the holders of any shares or attaching to any class of shares, shares may be issued on the terms that they may be, or at the option of the Company or the holders are, liable to be redeemed on such terms and in such manner, including out of capital, as the Board may deem fit.

12.	The purchase or redemption of any share shall not be deemed to give rise to the purchase or redemption of any other share.

13.	The holder of the shares being purchased, surrendered or redeemed shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify the certificate(s) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies in respect thereof.

ISSUE OF SHARES AND WARRANTS

14.	Subject to the provisions of the Law, of the Memorandum of Association of the Company, and of these Articles relating to new shares, the unissued shares in the Company (whether forming part of its original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration, and upon such terms, as the Board shall determine. No shares shall be issued to bearer.

15.	The Board may issue warrants to subscribe for any class of shares or other securities of the Company on such terms as it may from time to time determine. No warrants shall be issued to bearer.

COMMISSION ON SHARES

16.	The Company may, unless prohibited by law, at any time pay a commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company, but so that the conditions and requirements of the Law shall be observed and complied with.

NON-RECOGNITION OF TRUSTS

17.	Except as otherwise expressly provided by these Articles or as required by law or as ordered by a court of competent jurisdiction, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any shares or any interest in any fractional part of a share or any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

18.	The Board shall cause to be kept at such place within or outside the Cayman Islands as they deem fit a principal register of the members and there shall be entered therein the particulars of the members and the shares issued to each of them and other particulars required under the Law.

19.	If the Board considers it necessary or appropriate, the Company may establish and maintain a branch register or registers of members at such location or locations within or outside the Cayman Islands as the Board thinks fit. The principal register and the branch register(s) shall together be treated as the register for the purposes of these Articles.

20.	The Board may, in its absolute discretion, at any time transfer any share upon the principal register to any branch register or any share on any branch register to the principal register or any other branch register.

21.	The Company shall as soon as practicable and on a regular basis record in the principal register all transfers of shares effected on any branch register and shall at all times maintain the principal register in such manner as to show at all times the members for the time being and the shares respectively held by them, in all respects in accordance with the Companies Law.

22.	The register may be closed at such times and for such periods as the Board may from time to time determine, either generally or in respect of any class of shares, provided that the register shall not be closed for more than 30 days in any year (or such longer period as the members may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year).

23.	Every person whose name is entered as a member in the register shall be entitled without payment to receive, within 60 days, after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide), one certificate for all his shares of each class or, upon payment of such reasonable fee as the Board shall prescribe, such number of certificates for shares held as that person may request, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

24.	Every certificate for shares or debentures or representing any other form of security of the Company shall be issued under the seal of the Company, which shall only be affixed with the authority of the Board.

25.	Every share certificate shall specify the number of shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as the Board may from time to time prescribe.

26.	The Company shall not be bound to register more than four persons as joint holders of any share. If any share shall stand in the names of two or more persons, the person first named in the register shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the share.

27.	If a share certificate is defaced, lost or destroyed, it may be replaced on payment of such reasonable fee, if any, as the Board may from time to time prescribe and on such terms and conditions, if any, as to publication of notices, evidence and indemnity, as the Board thinks fit and where it is defaced or worn out, after delivery up of the old certificate to the Company for cancellation.

TRANSFER OF SHARES

28.	All transfers of shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve. All instruments of transfer must be left at the registered office of the Company or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

29.

The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee PROVIDED that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. The instrument of transfer of any share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee PROVIDED that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the Board shall have previously been provided with a list of specimen signatures of the authorized signatories of such transferor or transferee and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

30.	The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien. The Board may also decline to register any transfer of any shares unless:

(a)	the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer and/or with regard to whether or not the transfer would result in any contravention of the restrictions (if any) on the holding of shares imposed by the Board pursuant to Article 35;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

(d)	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four;

(e)	the shares concerned are free of any lien in favour of the Company; and

(f)	a fee of such maximum amount as Nasdaq may from time to time determine to be payable (or such lesser sum as the Board may from time to time require) is paid to the Company in respect thereof.

31.	If the Board shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

32.	No transfer shall be made to an infant or to a person in respect of whom an order has been made by an competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

33.	Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued without charge to the transferee in respect of the shares transferred to him, and if any of the shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the instrument(s) of transfer.

34.	The registration of transfers may be suspended and the register closed at such times for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended or the register closed for more than 30 days in any year (or such longer period as the members may by ordinary resolution determine provided that such period shall not be extended beyond 60 days in any year).

COMPULSORY TRANSFER OF SHARES

35.	(a) The Board shall have power to impose such restrictions as it may think necessary for the purpose of ensuring that no shares are held by:

(i)	any person in breach of the law or requirements of any country or governmental authority; or

(ii)	any person or persons in circumstances (whether directly or indirectly affecting such person or persons and whether taken alone or in conjunction with any other persons, connected or not, or any other circumstances appearing to the Board to be relevant) which in the opinion of the Board might result in the Company incurring any liability to taxation or suffering any other pecuniary disadvantage which the Company might not otherwise have incurred or suffered.

(b) If it shall come to the notice of the Board that any shares are owned directly or beneficially by any person in contravention of any such restrictions as are referred to in paragraph (a) of this Article, the Board may give notice to such person requiring him to transfer such shares to a person who would not thereby be in contravention of any such restrictions as aforesaid. If any person upon whom such a notice is served pursuant to this paragraph does not within thirty days after such notice transfer such shares as aforesaid or establish to the satisfaction of the Board (whose judgment shall be final and binding) that such shares are not held in contravention of any such restrictions he shall be deemed upon the expiration of such period of thirty days to have given an instrument of transfer in respect of all his shares the subject of such notice and the Directors shall be entitled to sell such shares at the best price reasonably obtainable from any other person and to appoint any person to sign on his behalf such documents as may be required for the purposes of the sale and transfer. Upon the Directors resolving to sell the shares of a member pursuant to this Article, the member shall be bound forthwith to deliver to the Company or its authorized agents the certificate(s) for such shares.

(c) Payment of the purchase moneys payable on a purchase under this Article will be made in dollars and will be deposited by the Company with or to the order of a third party bank in the name of the Company for payment to any such person. Upon the deposit of such purchase moneys as aforesaid such person shall have no further interest in such shares or any of them or any claim against the Company in respect thereof except the right to receive the moneys so deposited (without interest).

(d) The Company may, if required to do so by law or by any authority or by Nasdaq, make available to such authority or to Nasdaq such evidence or information which may have been furnished to or which may come into the possession of the Company as regards the identity of a holder of shares and/or the qualification of such a holder to hold or to continue to hold such shares and the Company shall not be liable to such holder for any loss occasioned by reason of such disclosure.

TRANSMISSION OF SHARES

36.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share solely or jointly held by him.

37.	Any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a member may, upon such evidence as to his title being produced as may from time to time be required by the Board and subject as hereinafter provided, either be registered himself as holder of the share or elect to have some other person nominated by him registered as the transferee thereof.

38.	If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered he shall testify his election by executing in favour of his nominee a transfer of such share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or winding-up of the member had not occurred and the notice or transfer were a transfer executed by such member.

39.	A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Article 94 being met, such a person may vote at meetings.

LIEN

40.	The Company shall have a first and paramount lien on every share (not being a fully paid up share) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of such share; and the Company shall also have a first and paramount lien and charge on all shares (other than fully paid up shares) standing registered in the name of a member (whether solely or jointly with others) for all the debts and liabilities of such member or his estate to the Company and whether the same shall have been incurred before or after notice to the Company of any equitable or other interest of any person other than such member, and whether the period for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether such person is a member of the Company or not.

41.	The Company’s lien (if any) on a share shall extend to all dividends and bonuses declared in respect thereof. The Board may resolve that any share shall for some specified period be exempt wholly or partially from the provisions of this Article.

42.	The Company may sell in such manner as the Board thinks fit any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable or specifying the liability or engagement and demanding fulfillment or discharge thereof and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the shares or the person, of which the Company has notice, entitled to the shares by reason of such holder’s death, mental disorder or bankruptcy.

43.	The net proceeds of such sale by the Company after the payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability or engagement in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the shares prior to the sale and upon surrender, if required by the Company, for cancellation of the certificate for the share sold) be paid to the holder immediately before such sale of the share. For giving effect to any such sale, the Board may authorize any person to transfer the shares sold to the purchaser thereof and may enter the purchaser’s name in the register as holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CALLS ON SHARES

44.	The Board may from time to time make such calls as it may think fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal amount of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed times. A call may be made payable either in one sum or by installments. A call may be revoked or postponed as the Board may determine.

45.	At least 14 days’ notice of any call shall be given to each member specifying the time and place of payment and to whom such payment shall be made.

46.	Every member upon whom a call is made shall pay the amount of every call so made on him to the person and at the time or times and place or places as the Board shall specify. A person upon whom a call is made shall remain liable on such call notwithstanding the subsequent transfer of the shares in respect of which the call was made.

47.	The joint holders of a share shall be severally as well as jointly liable for the payment of all calls and installments due in respect of such share or other moneys due in respect thereof.

48.	The Board may from time to time at its discretion extend the time fixed for any call, but no member shall be entitled to any such extension as a matter of grace and favour.

49.	If the sum or any installment payable in respect of any call is unpaid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 15 per cent. per annum as the Board shall determine from the day appointed for the payment thereof to the time of actual payment, but the Board may waive payment of such interest wholly or in part.

50.	No member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another member) at any general meeting, either personally or by proxy, or be reckoned in a quorum, or to exercise any other privilege as a member until all sums or installments due from him to the Company in respect of any call, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

51.	At the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the member sued is entered in the register as the holder, or one of the holders, of the shares in respect of which such debt accrued; that the resolution making the call is duly recorded in the minute book; and that notice of such call was duly given to the member sued, in pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, and the proof of the matters aforesaid shall be conclusive evidence of the debt.

52.	Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the nominal value of the share and/or by way of premium or otherwise, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment, and in case of non-payment, all the relevant provisions of these Articles as to payment of interest and expenses, liabilities of joint holders, forfeiture and the like, shall apply as if such sum had become payable by virtue of a call duly made and notified.

53.	The Board may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him, and upon all or any of the moneys so advanced the Company may pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such member not less than one month’s notice in writing of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

54.	If a member fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may, at any time during such time as any part thereof remains unpaid, without prejudice to the provisions of Article 43, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment.

55.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or installment is unpaid will be liable to be forfeited. The Board may accept a surrender of any share liable to be forfeited hereunder and in such case, references in these Articles to forfeiture shall include surrender.

56.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share, and not actually paid before the forfeiture.

57.	Any share so forfeited shall be deemed to be the property of the Company, and may be re-allotted sold or otherwise disposed of on such terms and in such manner as the Board thinks fit and at any time before a re-allotment, sale or disposition the forfeiture may be cancelled by the Board on such terms as it thinks fit.

58.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, together with (if the Board shall in its discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 15 per cent. per annum as the Board may prescribe, and the Board may enforce the payment thereof if it thinks fit, and without any deduction or allowance for the value of the shares forfeited, at the date of forfeiture. For the purposes of this Article any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived, be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

59.	A statutory declaration in writing that the declarant is a Director or Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any re-allotment, sale or disposition thereof and the Board may authorize any person to execute a letter of re-allotment or transfer the share in favour of the person to whom the share is re-allotted, sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the subscription or purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, re-allotment, sale or other disposal of the share.

60.	When any share shall have been forfeited, notice of the forfeiture shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register. Notwithstanding the above, no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

61.	Notwithstanding any such forfeiture as aforesaid, the Board may at any time, before any share so forfeited shall have been re-allotted, sold, or otherwise disposed of, permit the share forfeited to be redeemed upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

62.	The forfeiture of a share shall not prejudice the right of the Company to any call already made or installment payable thereon.

63.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

64.	The Company may from time to time by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares. On any consolidation of fully paid shares and division into shares of larger amount, the Board may settle any difficulty which may arise as it thinks expedient and in particular (but without prejudice to the generality of the foregoing) may as between the holders of shares to be consolidated determine which particular shares are to be consolidated into each consolidated share, and if it shall happen that any person shall become entitled to fractions of a consolidated share or shares, such fractions may be sold by some person appointed by the Board for that purpose and the person so appointed may transfer the shares so sold to the purchaser thereof and the validity of such transfer shall not be questioned, and so that the net proceeds of such sale (after deduction of the expenses of such sale) may either be distributed among the persons who would otherwise be entitled to a fraction or fractions of a consolidated share or shares rateably in accordance with their rights and interests or may be paid to the Company for the Company’s benefit;

(b)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Law; and

(c)	sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association of the Company, subject nevertheless to the provisions of the Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as the Company has power to attach to unissued or new shares.

65.	The Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account in any manner authorized and subject to any conditions prescribed by Law.

BORROWING POWERS

66.	The Board may from time to time at its discretion exercise all the powers of the Company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of the Company and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof.

67.	The Board may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it thinks fit and, in particular, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debts, liability or obligations of the Company or of any third party.

68.	Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

69.	Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

70.	The Board shall cause a proper register to be kept, in accordance with the provisions of the Law, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Law in regard to the registration of mortgages and charges therein specified and otherwise.

71.	If the Company issues debentures or debenture stock (whether as part of a series or as individual instruments) not transferable by delivery, the Board shall cause a proper register to be kept of the holders of such debentures.

72.	Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the members or otherwise, to obtain priority over such prior charge.

GENERAL MEETINGS

73.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse (or such longer period as Nasdaq may authorize) between the date of one annual general meeting of the Company and that of the next. So as long as the first annual general meeting of the Company is held within 15 months from the date of its incorporation, it need not be held in the year of its incorporation. The annual general meeting shall be held at such time and place as the Board shall appoint.

74.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

75.

The Board may, whenever it thinks fit, convene an extraordinary general meeting. General meetings shall also be convened on the written requisition of any two or more members of the Company deposited at the registered office specifying the objects of the meeting and signed by the requisitionists, provided that such requisitionists held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company. General meetings may also be convened on the written requisition of any one member of the Company which is a clearing house (or its nominee) deposited at the registered office of the Company specifying the objects of the meeting and signed by the requisitionist, provided that such requisitionist held as at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company which carries the right of voting at general meetings of the Company. If the Board does not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Board provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to them by the Company.

76.	An annual general meeting and any extraordinary general meeting called for the passing of a special resolution shall be called by not less than 21 days’ notice in writing and any other extraordinary general meeting shall be called by not less than 14 days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the time, place, and agenda of the meeting, particulars of the resolutions to be considered at the meeting and in the case of special business (as defined in Article 81) the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a special resolution shall specify the intention to propose the resolution as a special resolution. Notice of every general meeting shall be given to:

(a)	all members other than such as, under the provisions hereof or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company;

(b)	the Auditors; and

(c)	for so long as the shares of the Company are listed on the Exchange, the Exchange.

77.	Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in Article 76, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the members of the Company entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

78.	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and, on a poll, vote instead of him and that a proxy need not be a member of the Company.

79.	The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

80.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

81.	All business shall be deemed special that is transacted at an extraordinary general meeting and also all business shall be deemed special that is transacted at an annual general meeting with the exception of the following, which shall be deemed ordinary business:

(a)	the declaration and sanctioning of dividends;

(b)	the consideration and adoption of the accounts and balance sheets and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet;

(c)	the election of Directors in place of those retiring;

(d)	the appointment of Auditors;

(e)	the fixing of, or the determining of the method of fixing of, the remuneration of the Directors and of the Auditors;

82.	For all purposes the quorum for a general meeting shall be members present in person or by proxy holding not less than one-third of the issued shares of the Company entitled to vote at the meeting in question. No business (except the appointment of a Chairman) shall be transacted at any general meeting unless the requisite quorum shall be present at the commencement of the business.

83.	If within 15 minutes from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved, but in any other case it shall stand adjourned to the same day in the next week and at such time and place as shall be decided by the Board, and if at such adjourned meeting a quorum is not present within 15 minutes from the time appointed for holding the meeting, the member or members present in person or by proxy shall be a quorum and may transact the business for which the meeting was called.

84.	The Chairman shall take the chair at every general meeting, or, if there be no such Chairman or, if at any general meeting such Chairman shall not be present within 15 minutes after the time appointed for holding such meeting or is unwilling to act, the Directors present shall choose another Director as Chairman, and if no Director be present, or if all the Directors present decline to take the chair, or if the Chairman chosen shall retire from the chair, then the members present shall choose one of their own number to be Chairman.

85.	The Chairman may, with the consent of any general meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 14 days or more, at least seven clear days’ notice, specifying the place, the day and the hour of the adjourned meeting shall be given in the same manner as in the case of an original meeting but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

86.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. A poll may be demanded by the Chairman of the meeting or any other shareholder present in person or by proxy before or on the declaration of the result of the show of hands.

87.	Unless a poll is so demanded and not withdrawn, a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company’s book containing the minutes of proceedings of meetings of the Company shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

88.	If a poll is demanded as aforesaid, it shall (subject as provided in Article 99) be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than 30 days from the date of the meeting or adjourned meeting at which the poll was demanded as the Chairman directs. No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, with the consent of the Chairman, at any time before the close of the meeting at which the poll was demanded or the taking of the poll, whichever is earlier.

89.	The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

90.	Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

91.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

92.

A resolution in writing (in one or more counterparts), including a special resolution, signed by all members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly appointed representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last member to sign.

VOTES OF MEMBERS

93.	Subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares, at any general meeting on a show of hands every holder of issued shares of the Company entitled to vote who is present in person (or, in the case of a holder being a corporation by its duly authorized representative) shall have one vote, and on a poll every holder of issued shares of the Company entitled to vote present in person (or, in the case of a member being a corporation, by its duly authorized representative) or by proxy shall have one vote for each issued share of the Company registered in his name in the register. On a poll a member entitled to more than one vote is under no obligation to cast all his votes in the same way.

94.	Any person entitled under Article 37 to be registered as a holder of a share may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such share, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting (as the case may be) at which he proposed to vote, he shall satisfy the Board of his right to be registered as the holder of such share or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

95.	Where there are joint registered holders of any share carrying a right to vote, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such share as if he were solely entitled thereto; but if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons so present being the most or, as the case may be, the more senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority shall be determined by reference to the order in which the names of the joint holders stand on the register in respect of the relevant joint holding. Several executors or administrators of a deceased member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

96.	A member in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorized in such circumstances to do so, and such person may vote on a poll by proxy.

97.	Save as expressly provided in these Articles or as otherwise determined by the Board, no person other than a member duly registered and who shall have paid everything for the time being due from him payable to the Company in respect of his shares shall be entitled to be present or to vote (save as proxy for another member), or to be reckoned in a quorum, either personally or by proxy at any general meeting.

98.	No objection shall be raised as to the qualification of any person exercising or purporting to exercise any vote or to the admissibility of any vote except at the meeting or adjourned meeting at which the person exercising or purporting to exercise his vote or the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. In the case of any dispute as to the admission or rejection of any vote, the Chairman of the meeting shall determine the same and such determination shall be final and conclusive.

PROXIES

99.	Any member of the Company entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person (who must be an individual) as his proxy to attend and vote instead of him and a proxy so appointed shall have the same right as the member to speak at the meeting. Forms of proxy shall be sent by the Company to each member together with the notice convening each annual and general meeting of the Company. On a poll votes may be given either personally or by proxy. A proxy need not be a member of the Company. A member may appoint any number of proxies to attend in his stead at any one general meeting (or at any one class meeting).

100.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized in writing, or if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person duly authorized to sign the same.

101.	The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed, or a notarially certified copy of such power or authority, shall be delivered at the registered office of the Company (or at such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, not less than 48 hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid provided always that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex or cable or facsimile confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. No instrument appointing a proxy shall be valid after the expiration of 12 months from the date named in it as the date of its execution. Delivery of any instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned and, in such event, the instrument appointing a proxy shall be deemed to be revoked.

102.	Every instrument of proxy, whether for a specified meeting or otherwise, shall be in common form or such other form as the Board may from time to time approve, provided that it shall enable a member, according to his intention, to instruct his proxy to vote in favour of or against (or in default of instructions or in the event of conflicting instructions, to exercise his discretion in respect of) each resolution to be proposed at the meeting to which the form of proxy relates.

103.	The instrument appointing a proxy to vote at a general meeting shall:

(a)	be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit; and

(b)	unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates, provided that the meeting was originally held within 12 months from such date.

104.	A vote given in accordance with the terms of an instrument of proxy or resolution of a member shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or power of attorney or other authority under which the proxy or resolution of a member was executed or revocation of the relevant resolution or the transfer of the share in respect of which the proxy was given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its registered office, or at such other place as is referred to in Article 113, at least two hours before the commencement of the meeting or adjourned meeting at which the proxy is used.

CORPORATE REPRESENTATIVES

105.	Any corporation which is a member of the Company may, by resolution of its directors or other governing body or by power of attorney, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of members of any class of shares of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and where a corporation is so represented, it shall be treated as being present at any meeting in person.

CLEARING HOUSES

106.	If a clearing house (or its nominee) is a member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of members of the Company provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person so authorized pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual member of the Company holding the number and class of shares specified in such authorization.

BOARD OF DIRECTORS

107.	So long as the shares of the Company are listed on the Exchange, the Company shall maintain a minimum of three Independent Directors on its Board. The Board shall consist of not less than one nor more than fifteen persons (exclusive of alternate Directors) PROVIDED HOWEVER, that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors.

108.	The first Directors of the Company shall be determined in writing by, or appointed by a special resolution of, the subscribers to the Memorandum of Association or a majority of them.

109.	The Directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible. The Directors as initially classified shall hold office for terms as follows:

(a)	the Class I Directors shall hold office until the date of the annual general meeting of shareholders in 2000 or until their successors shall be elected and qualified;

(b)	the Class II Directors shall hold office until the date of the annual general meeting of shareholders in 2001 or until their successors shall be elected and qualified; and

(c)	the Class III Directors shall hold office until the date of the annual general meeting or shareholders in 2002 or until their successors shall be elected and qualified.

Upon expiration of the term of office of each class as set forth above, the Directors in each class shall be elected for a term of three years to succeed the Directors whose terms of office expire.

110.	Each Director shall hold office until the expiration of his term and until his successor shall have been elected and qualified.

111.	Subject to the provisions of these Articles and the Law, the Company may by ordinary resolution elect any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors.

112.	The Board shall have power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or as an addition to the Board. Any Director so appointed shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.

113.	The Company may by special resolution at any time remove any Director (including a Managing Director or other executive Director) before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and may by ordinary resolution elect another person in his stead.

114.	Nothing in Article 113 should be taken as depriving a Director removed under any provisions of that Article of compensation or damages payable to him in respect of the termination of his appointment as Director or of any other appointment or office as a result of the termination of his appointment as Director or as derogatory from any power to remove a Director which may exist apart from the provision of that Article.

115.	The Company shall keep at its office a register of directors and officers containing their names and addresses and occupations and any other particulars required by the Law and shall send to the Registrar of Companies of the Cayman Islands a copy of such register and shall from time to time notify to the Registrar of Companies of the Cayman Islands any change that takes place in relation to such Directors as required by the Law.

116.	A Director need not hold any qualification shares. No Director shall be required to vacate office by reason only of his having attained any particular age.

ALTERNATE DIRECTORS AND PROXIES FOR DIRECTORS

117.	A Director may at any time by notice in writing delivered to the registered office of the Company or at a meeting of the Board, appoint any person (including another Director) to be his alternate Director in his place during his absence and may in like manner at any time determine such appointment. Such appointment, unless previously approved by the Board, shall have effect only upon and subject to being so approved, provided that the Board may not withhold approval of any such appointment where the proposed appointee is a Director.

118.	The appointment of an alternate Director shall determine on the happening of any event which, were he a Director, would cause him to vacate such office or if his appointor ceases to be a Director.

119.	An alternate Director shall be entitled to receive and waive (in lieu of his appointor) notices of meetings of the Directors and shall be entitled to attend and vote as a Director and be counted in the quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he (instead of his appointor) were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director his voting rights shall be cumulative and he need not use all his votes or cast all the votes he uses in the same way. To such extent as the Board may from time to time determine in relation to any committee of the Board, the foregoing provisions of this Article shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member. An alternate Director shall not, save as aforesaid, have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

120.	An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director, but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

121.	In addition to the foregoing provisions of this Article, a Director may be represented at any meeting of the Board (or of any committee of the Board) by a proxy appointed by him, in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director. A proxy need not himself be a Director and the provisions of Articles 99 to 104 shall apply mutatis mutandis to the appointment of proxies by Directors save that an instrument appointing a proxy shall not become invalid after the expiration of twelve months from its date of execution but shall remain valid for such period as the instrument shall provide or, if no such provision is made in the instrument, until revoked in writing and save also that a Director may appoint any number of proxies although only one such proxy may attend in his stead at meetings of the Board (or of any committee of the Board).

REMUNERATION OF DIRECTORS

122.	The Directors shall be entitled to receive by way of remuneration for their services such sum as shall from time to time be determined by the Company in general meeting or by the Board, as the case may be, such sum (unless otherwise directed by the resolution by which it is determined) to be divided amongst the Directors in such proportions and in such manner as they may agree, or failing agreement, equally, except that in such event any Director holding office for less than the whole of the relevant period in respect of which the remuneration is paid shall only rank in such division in proportion to the time during such period for which he has held office. Such remuneration shall be in addition to any other remuneration to which a Director who holds any salaried employment or office in the Company may be entitled by reason of such employment or office.

123.	The Board may grant special remuneration to any Director, who shall perform any special or extra services at the request of the Company. Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration as a Director, and may be made payable by way of salary, commission or participation in profits or otherwise as may be agreed.

124.	The remuneration of an Executive Director or a Director appointed to any other office in the management of the Company shall from time to time be fixed by the Board and may be by way of salary, commission, or participation in profits or otherwise or by all or any of those modes and with such other benefits (including share option and/or pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time decide. Such remuneration shall be in addition to such remuneration as the recipient may be entitled to receive as a Director.

125.	The Directors shall be entitled to be paid all expenses, including travel expenses, reasonably incurred by them in or in connection with the performance of their duties as Directors including their expenses of travelling to and from Board meetings, committee meetings or general meetings or otherwise incurred whilst engaged on the business of the Company or in the discharge of their duties as Directors.

VACATION OF OFFICE OF DIRECTOR

126.	The office of a Director shall be vacated:

(a)	if he resigns his office by notice in writing to the Company at its registered office;

(b)	if an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the Board resolves that his office be vacated;

(c)	if, without leave, he is absent from meetings of the Board (unless an alternate Director appointed by him attends in his place) for a continuous period of 12 months, and the Board resolves that his office be vacated;

(d)	if he becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(e)	if he ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

(f)	if he shall be removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; or

(g)	if he shall be removed from office by a special resolution of the members of the Company pursuant to Article 110.

INTERESTED DIRECTORS

127.	No Director or proposed Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company with any person, company or partnership of or in which any Director shall be a member or otherwise interested be capable on that account of being avoided, nor shall any Director so contracting or being any member or so interested be liable to account to the Company for any profit so realized by any such contract or arrangement by reason only of such Director holding that office or the fiduciary relationship thereby established, provided that such Director shall, if his interest in such contract or arrangement is material, declare the nature of his interest at the earliest meeting of the Board at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which may subsequently be made by the Company.

128.	Any Director may continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company in which the Company may be interested and (unless otherwise agreed between the Company and the Director) no such Director shall be liable to account to the Company or the members for any remuneration or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any such other company. The Directors may exercise the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or is about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in the manner aforesaid.

129.	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profit or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Article.

130.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid provided however that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

131.	A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 130 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MANAGING DIRECTOR

132.	The Board may from time to time appoint any one or more of its body to the office of Managing Director, Joint Managing Director, Deputy Managing Director, or other Executive Director and/or such other employment or executive office in the management of the business of the Company as it may decide for such period and upon such terms as it thinks fit and upon such terms as to remuneration as it may decide in accordance with these Articles.

133.	Every Director appointed to an office under Article 132 hereof shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, be liable to be dismissed or removed therefrom by the Board.

134.	A Director appointed to an office under Article 132 shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall, without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company, ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause.

135.	The Board may from time to time entrust to and confer upon a Managing Director, Joint Managing Director, Deputy Managing Director or Executive Director all or any of the powers of the Board that it may think fit. But the exercise of all powers by such Director shall be subject to such regulations and restrictions as the Board may from time to time make and impose, and the said powers may at any time be withdrawn, revoked or varied but no person dealing in good faith and without notice of such withdrawal, revocation or variation shall be affected thereby.

MANAGEMENT

136.

The management of the business of the Company shall be vested in the Board which, in addition to the powers and authorities by these Articles expressly conferred upon it, may exercise all such powers and do all such acts and things as may be exercised or done or approved by the Company and are not hereby or by the Law expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the Law and of these Articles and to any regulation from time to time made by the Company in general meeting not being inconsistent with such provisions or these Articles, PROVIDED THAT no regulation so made shall invalidate any prior act of the Board which would have been valid if such regulation had not been made and PROVIDED FURTHER THAT, for so long as the shares of the Company are listed on the Exchange and so long as an exemption is not available from Nasdaq (in which event shareholder approval will not be required), the Company shall require shareholder approval of a plan or arrangement under (a) below or, prior to the issuance of designated securities under (b), (c) or (d) below:

(a)	When a share option or purchase plan is to be established or other arrangement made pursuant to which shares may be acquired by officers or Directors, except for warrants or rights issued generally to shareholders of the Company or broadly based plans or arrangements including other employees (for example, employee saving plans). In a case where the shares are issued to a person not previously employed by the Company, as an inducement essential to the individual’s entering into an employment contract with the Company, shareholder approval will not be required. The establishment of a plan or arrangement under which the amount of securities which may be issued does not exceed the lesser of 1 percent. of the number of shares, 1 percent. of the voting power outstanding, or 25,000 shares will also not require shareholder approval.

(b)	When the issuance will result in a change of control of the Company (and for this purpose, the term “control” shall have the meaning set out in paragraph (ii) of the definition of “related party” in Article 2).

(c)	In connection with the acquisition of the shares or assets of another company if:

(i)	any Director, officer or substantial shareholder of the Company has a 5 percent. or greater interest (or such persons collectively have a 10 percent. or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of shares or securities convertible into or exercisable for shares could result in an increase in outstanding shares or voting power of 5 percent. or more; or

(ii)	where, due to the present or potential issuance of shares, or securities convertible into or exercisable for shares, other than a public offering for cash:

(a)	the shares have or will have upon issuance voting power equal to or in excess of 20 percent. of the voting power outstanding before the issuance of shares or securities convertible into or exercisable for shares; or

(b)	the number of shares to be issued is or will be equal to or in excess of 20 percent. of the number of shares in issue before the issuance of the shares or securities.

(d)	In connection with a transaction other than a public offering involving:

(i)	the sale or issuance by the Company of shares (or securities convertible into or exercisable for shares) at a price less than the greater of book or market value which together with sales by officers, Directors or substantial shareholders of the Company equals 20 percent. or more of the shares or 20 percent. or more of the voting power outstanding before the issuance; or

(ii)	the sale or issuance by the Company of shares (or securities convertible into or exercisable for shares) equal to 20 percent. or more of the shares in issue or 20 percent. or more of the voting power before the issuance for less than the greater of book or market value of the shares.

For the purposes of the foregoing:

(a)	Only shares actually issued (excluding shares held by a subsidiary) are to be used in making any calculation provided for in this Article.

(b)	Voting power outstanding refers to the aggregate number of votes which may be cast by holders of those securities in issue which entitle the holders thereof to vote generally on all matters submitted to the Company’s shareholders for a vote.

(c)	An interest consisting of less than either 5 percent. of the number of shares or 5 percent. of the voting power outstanding of the Company or other relevant party shall not be considered a substantial interest or cause the holder of such an interest to be regarded as a substantial shareholder.

(d)	Where shareholder approval is required, the minimum vote which will constitute shareholder approval shall be a majority of the total votes cast on the proposal in person or by proxy.

PROCEEDINGS OF DIRECTORS

137.	The Board may meet together for the despatch of business, adjourn and otherwise regulate its meetings and proceedings as it thinks fit in any part of the world and may determine the quorum necessary for the transaction of business. Unless otherwise determined two Directors shall be a quorum. For the purposes of this Article an alternate Director shall be counted in a quorum in place of the Director who appointed him and an alternate Director who is an alternate for more than one Director shall for quorum purposes be counted separately in respect of himself (if he is a Director) and in respect of each Director for whom he is an alternate (but so that nothing in this provision shall be construed as authorising a meeting to be constituted when only one person is physically present). A meeting of the Board or any committee of the Board may be held by means of a telephone or tele-conferencing or any other telecommunications facility provided that all participants are thereby able to communicate contemporaneously by voice with all other participants and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

138.	A Director may, and the Secretary shall upon request of a Director, at any time summon a meeting of the Board. Notice thereof shall be given to each Director either in writing or by telephone or by facsimile, telex or telegram at the address or telephone, facsimile or telex number from time to time notified to the Company by such Director or in such other manner as the Board may from time to time determine.

139.	Questions arising at any meeting of the Board shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall have a second or casting vote.

140.	The Board may elect a Chairman of its meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within 15 minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

141.	A meeting of the Board for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under these Articles for the time being vested in or exercisable by the Board generally.

142.	The Board may delegate any of its powers to committees consisting of such member or members of the Board (including alternate Directors in the absence of their appointers) as the Board thinks fit, and it may from time to time revoke such delegation or revoke the appointment of and discharge any committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.

143.	All acts done by any such committee in conformity with such regulations and in fulfilment of the purposes for which it is appointed, but not otherwise, shall have the like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

144.	The meetings and proceedings of any such committee consisting of two or more members of the Board shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto and are not replaced by any regulations imposed by the Board pursuant to Article 142.

145.	The Board shall cause minutes to be made of:-

(a)	all appointments of officers made by the Board;

(b)	the names of the Directors present at each meeting of the Board and any of committees of the Board;

(c)	all declarations made or notices given by any Director of his interest in any contract or proposed contract or of his holding of any office or property whereby any conflict of duty or interest may arise; and

(d)	all resolutions and proceedings at all meetings of the Company and of the Board and of such committees.

146.	Any such minutes shall be conclusive evidence of any such proceedings if they purport to be signed by the chairman of the meeting or by the chairman of the succeeding meeting.

147.	All acts bona fide done by any meeting of the Board or by a committee of Directors or by any person acting as Director shall, notwithstanding that it shall be afterwards discovered that there was some defect in the appointment of such Director or persons acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or member of such committee as the case may be.

148.	The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Director or Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

149.	A resolution in writing signed by each and every one of the Directors (or their respective alternates) shall be as valid and effectual as if it had been passed at a meeting of the Board duly convened and held and may consist of several documents in like form each signed by one or more of the Directors or alternate Directors.

SECRETARY

150.	A Secretary may be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit, and any Secretary so appointed may be removed by the Board. Anything by the Law or these Articles required or authorized to be done by or to the Secretary, if the office is vacant or there is for any other reason no Secretary capable of acting, may be done by or to any assistant or deputy Secretary appointed by the Board, or if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorized generally or specifically in that behalf by the Board.

151.	A provision of the Law or of these Articles requiring or authorizing a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

GENERAL MANAGEMENT AND USE OF SEAL

152.

The Board shall provide for the safe custody of the seal which shall only be used by the authority of the Board or of a committee of the Board authorized by the Board in that behalf, and every instrument to which such seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Board for the purpose. The securities seal which shall be a facsimile of the common seal with the word “Securities” engraved thereon shall be used exclusively for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued. The Board may either generally or in any particular case resolve that the securities seal or any signatures or any of them may be affixed to certificates for shares, warrants, debentures or any other form of security by facsimile or other mechanical means specified in such authority or that any such certificates sealed with the securities seal need not be signed by any person. Every instrument to which the seal is affixed as aforesaid shall, as regards all persons dealing in good faith with the Company, be deemed to have been affixed to that instrument with the authority of the Directors previously given.

153.	The Company may have a duplicate seal as and where the Board shall determine, and the Company may by writing under the seal appoint any agents or agent, committees or committee abroad to be the agents of the Company for the purpose of affixing and using such duplicate seal and they may impose such restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the seal, the reference shall, when and so far as may be applicable, be deemed to include any such duplicate seal as aforesaid.

154.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, indorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

155.	The Board may from time to time and at any time, by power of attorney under the seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

156.	The Company may, by writing under its seal, empower any person, either generally or in respect of any specified matter, as its attorney to execute deeds and instruments on its behalf in any part of the world and to enter into contracts and sign the same on its behalf and every deed signed by such attorney on behalf of the Company and under his seal shall bind the Company and have the same effect as if it were under the seal of the Company.

REGIONAL OR LOCAL BOARDS

157.

The Board may establish any committees, regional or local boards or agencies for managing any of the affairs of the Company, either in the Cayman Islands, Hong Kong, the United States or elsewhere, and may appoint any persons to be members of such committees, regional or local boards or agencies and may fix their remuneration, and may delegate to any committee, regional or local board or agent any of the powers, authorities and discretions vested in the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorize the members of any local board or any of them to fill any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

PENSION FUNDS

158.	The Board may establish and maintain or procure the establishment and maintenance of any contributory or non-contributory pension or provident or superannuation funds or (with the sanction of an ordinary resolution) employee or executive share option schemes for the benefit of, or give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company, or is allied or associated with the Company or with any such subsidiary company, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid, and holding or who have held any salaried employment or office in the Company or such other company, and the wives, widows, families and dependents of any such persons. The Board may also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, and may make payments for or towards the insurance of any such persons as aforesaid, and subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. The Board may do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid. Any Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

CAPITALISATION OF RESERVES

159.

The Company in general meeting may upon the recommendation of the Board by ordinary resolution resolve that it is desirable to capitalize all or any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution (and not required for the payment or provision of dividend on any shares with a preferential right to dividend) and accordingly that such sums be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportion on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares, debentures or other securities of the Company to be allotted and distributed credited as fully paid up to and amongst such members in proportion aforesaid or partly in one way and partly in the other, and the Board shall give effect to such resolution, provided that a share premium account and a capital redemption reserve and any reserve or fund representing unrealised profits may, for the purposes of this Article, only be applied in paying up unissued shares to be issued to members of the Company as fully paid up shares or paying up calls or instalments due or payable on partly paid securities of the Company subject always to the provisions of the Law.

160.	Wherever such a resolution as referred to in Article 159 shall have been passed the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid up shares, debentures or other securities, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board:

(a)	to make such provision by the issue of fractional certificates or by payment in cash or otherwise (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned) as they think fit in cases where shares, debentures or other securities become distributable in fractions;

(b)	to exclude the right of participation or entitlement of any member with a registered address outside any territory where in the absence of a registration statement or other special or onerous formalities the circulation of an offer of such right or entitlement would or might be unlawful or where the Board consider the costs, expense or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefits of the Company; and

(c)	to authorize any person to enter on behalf of all members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares, debentures or other securities to which they may be entitled upon such capitalization, or, as the case may require, for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

161.	The Board may, in relation to any capitalization sanctioned under these Articles in its absolute discretion specify that, and in such circumstances and if directed so to do by a member or members entitled to an allotment and distribution credited as fully paid up of unissued shares or debentures in the Company pursuant to such capitalization, shall allot and distribute credited as fully paid up the unissued shares, debentures or other securities to which that member is entitled to such person or persons as that member may nominate by notice in writing to the Company, such notice to be received not later than the day for which the general meeting of the Company to sanction the capitalization is convened.

DIVIDENDS AND RESERVES

162.	Subject to the Law and these Articles, the Company in general meeting may declare dividends in any currency but no dividends shall exceed the amount recommended by the Board.

163.	The dividends, interest and bonuses and any other benefits and advantages in the nature of income receivable in respect of the Company’s investments, and any commissions, trusteeship, agency, transfer and other fees and current receipts of the Company shall, subject to the payment thereout of the expenses of management, interest upon borrowed money and other expenses which in the opinion of the Board are of a revenue nature, constitute the profits of the Company available for distribution.

164.	The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company and, in particular (but without prejudice to the generality of the foregoing), if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide, the Board shall not incur any responsibility to the holders of shares conferring any preferential rights.

165.	The Board may also pay half-yearly or at other intervals to be selected by it any dividend which may be payable at a fixed rate if the Board is of the opinion that the profits available for distribution justify the payment.

166.	The Board may in addition from time to time declare and pay special dividends on shares of any class of such amounts and on such dates as they think fit, and the provisions of Article 164 as regards the powers and the exemption from liability of the Board as relate to declaration and payment of interim dividends shall apply, mutatis mutandis, to the declaration and payment of any such special dividends.

167.	No dividend shall be declared or payable except out of the profits and reserves of the Company lawfully available for distribution including share premium. No dividend shall carry interest against the Company.

168.	Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared on the share capital of the Company, the Board may further resolve either:

(a)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the shareholders entitled thereto will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board;

(ii)	the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to the shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (“the non-elected shares”) and in satisfaction thereof shares shall be allotted credited as fully paid to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company or any part of any of the Company’s reserve accounts (including any special account, share premium account and capital redemption reserve (if there be any such reserve)) or profit or loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)	that shareholders entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board may think fit. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board;

(ii)	the Board, after determining the basis of allotment, shall give not less than two weeks’ notice in writing to shareholders of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)

the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on shares in respect whereof the share election has been duly exercised (“the elected shares”)

and in lieu thereof shares shall be allotted credited as fully paid to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board shall capitalize and apply out of any part of the undivided profits of the Company’s reserve accounts (including any special account, share premium account and capital redemption reserve (if there be any such reserve)) or profit and loss account or amounts otherwise available for distribution as the Board may determine, a sum equal to the aggregate nominal amount of the shares to be allotted on such basis and apply the same in paying up in full the appropriate number of shares for allotment and distribution to and amongst the holders of the elected shares on such basis.

(c)	The shares allotted pursuant to the provisions of this Article shall be of the same class as the class of, and shall rank pari passu in all respects with the shares then held by the respective allottees save only as regards participation in the relevant dividend (or share or cash election in lieu thereof as aforesaid) or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend, unless contemporaneously with the announcement by the Board of its proposal to apply the provisions of this Article in relation to the relevant dividend or contemporaneously with its announcement of the distribution, bonus or rights in question, the Board shall specify that the shares to be allotted pursuant to the provisions of this Article shall rank for participation in such distributions, bonuses or rights.

169.	The Company may upon the recommendation of the Board by ordinary resolution resolve in respect of any one particular dividend of the Company that notwithstanding any other provision of these Articles, a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to shareholders to elect to receive such dividend in cash in lieu of such allotment.

170.	The Board may do all acts and things considered necessary or expedient to give effect to any capitalization pursuant to the provisions of these Articles with full power to the Board to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Board may authorize any person to enter into on behalf of all members interested, an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

171.

The Board may on any occasion determine that rights of election and the allotment of shares under these Articles shall not be made available or made to any shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of such rights of election or the allotment of shares would or might be unlawful, or where the Board considers the costs, expenses or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefit of the Company, and in any such case the provisions aforesaid shall be read and construed subject to such determination.

172.	The Board shall establish an account to be called the share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share in the Company. The Company may apply the share premium account in any manner permitted by the Companies Law. The Company shall at all times comply with the provisions of the Companies Law in relation to the share premium account.

173.	The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks fit as a reserve or reserves which shall, at the discretion of the Board, be applicable for meeting claims on or liabilities of the Company or contingencies or for paying off any loan capital or for equalizing dividends or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (including shares, warrants and other securities of the Company) as the Board may from time to time think fit, and so that it shall not be necessary to keep any reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute by way of dividend.

174.	Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purpose of this Article no amount paid up on a share in advance of calls shall be treated as paid up on the share.

175.	The Board may retain any dividends or other moneys payable on or in respect of a share upon which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

176.	The Board may retain any dividends or other monies payable upon shares in respect of which any person is, under the provisions as to the transmission of shares hereinbefore contained, entitled to become a member, or in respect of which any person is under those provisions entitled to transfer, until such person shall become a member in respect of such shares or shall transfer the same.

177.	The Board may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to the Company on account of calls, installments or otherwise.

178.	Any general meeting sanctioning a dividend may make a call on the members of such amount as the meeting resolves, but so that the call on each member shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the member, be set off against the call.

179.	The Board, with the sanction of the members in general meeting, may direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to the benefit of the Company, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend and such appointment shall be effective. Where required, a contract shall be filed in accordance with the provisions of the Law and the Board may appoint any person to sign such contract on behalf of the persons entitled to the dividend and such appointment shall be effective.

180.	A transfer of shares shall not pass therewith the right to any dividend or bonus declared thereon with a record date prior to the date of the agreement to transfer the shares.

181.	Any resolution declaring or resolving upon the payment of a dividend or other distribution on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable or made to the persons registered as the holders of such shares at the close of business on a particular date, and thereupon the dividend or other distribution shall be payable or made to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

182.	If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividends, interim and special dividends or bonuses and other moneys payable or rights or property distributable in respect of such shares.

183.	Unless otherwise directed by the Board, any dividend, interest or other sum payable in cash to a holder of shares may be paid by cheque or warrant sent through the post to the registered address of the member entitled, or, in case of joint holders, to the registered address of the person whose name stands first in the principal register in respect of the joint holding or to such person and to such address as the holder or joint holders may in writing direct. Every cheque or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares and shall be sent at his or their risk, and the payment of any such cheque or warrant by the bank on which it is drawn shall operate as a good discharge to the Company in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged.

184.	The Company may cease sending such cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on three consecutive occasions.

185.	All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the exclusive benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof or be required to account for any money earned thereon. All dividends or bonuses unclaimed for six years after having been declared may be forfeited by the Board and shall revert to the Company and after such forfeiture no member or other person shall have any right to or claim in respect of such dividends or bonuses.

UNTRACEABLE SHAREHOLDERS

186.	The Company shall be entitled to sell any shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or operation of law if and provided that:

(a)	all cheques or warrants, not being less than three in number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

(b)	the Company has not during that time or before the expiry of the three month period referred to in paragraph (d) below received any indication of the whereabouts or existence of the member or person entitled to such shares by death, bankruptcy or operation of law;

(c)	during the 12 year period, at least three dividends in respect of the shares in question have become payable and no dividend during that period has been claimed by the member; and

(d)	upon expiry of the 12 year period, the Company has given notice of its intention to sell such shares to the shareholder at its address as shown in the principal register and a period of three months has elapsed since such notice and the shareholder has not responded to it.

187.	To give effect to any sale contemplated by Article 183, the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such other documents as are necessary to effect the transfer, and such documents shall be as effective as if it had been executed by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares or other securities in or of the Company or its holding company if any) or as the Board may from time to time think fit.

DOCUMENT DESTRUCTION

188.	The Company shall be entitled to destroy all instruments of transfer, probate, letters of administration, stop notices, powers of attorney, certificates of marriage or death and other documents relating to or affecting title to securities in or of the Company (“Registrable Documents”) which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register if purporting to have been made on the basis of an instrument of transfer or Registrable Document so destroyed was duly and properly made and every instrument of transfer or Registrable Document so destroyed was a valid and effective instrument or document duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

ANNUAL RETURNS AND FILINGS

189.	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Law.

ACCOUNTS

190.	The Board shall cause to be kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions and otherwise in accordance with the Law.

191.	The books of account shall be kept at the Company’s principal place of business in Hong Kong or, subject to the provisions of the Law, at such other place or places as the Board thinks fit and shall always be open to the inspection of the Directors.

192.	The Board shall from time to time determine whether, to what extent, at what times and places and under what conditions or regulations, the accounts and books of the Company, or any of them, shall be open to the inspection of the members (other than officers of the Company) and no member shall have any right of inspecting any accounts or books or documents of the Company except as conferred by the Law or any other relevant law or regulation or as authorized by the Board or by the Company in general meeting.

193.	The Board shall, commencing with the first annual general meeting cause to be prepared and to be laid before the members of the Company at every annual general meeting a profit and loss account for the preceding financial year together with a balance sheet as at the last day of the preceding financial year and a Directors’ report with respect to the profit or loss of the Company for the period covered by the profit and loss account and the state of the Company’s affairs as at the end of such period, an Auditors’ report on such accounts prepared pursuant to Article 192 and such other reports and accounts as may be required by law.

194.	*Copies of those documents to be laid before the members of the Company at an annual general meeting shall not less than 10 days before the date of the meeting be sent in the manner in which notices may be served by the Company as provided herein to every member of the Company and every holder of debentures of the Company, provided that the Company shall not be required to send copies of those documents to any person of whose address the Company is not aware or to more than one of the joint holders of any shares or debentures. To the extent permitted by and subject to due compliance with these Articles and all applicable rules and regulations, and to obtaining all necessary consents, if any, required thereunder, the requirements of this Article 194 shall be deemed satisfied in relation to any member or any holder of debentures of the Company by sending to such person instead of such copies, not less than 10 days before the date of the annual general meeting, in any manner not prohibited by these Articles, a summary financial statement derived from the Company’s annual accounts, together with the Directors’ report and the Auditor’s report on such accounts, which shall be in the form and containing the information required by these Articles and all applicable laws and regulations, provided that any person who is otherwise entitled to the annual accounts of the Company, together with the Director’s report and the Auditor’s report thereon may, if he so requires, by notice in writing served on the Company, demand that the Company sends to him, whether in printed or electronic form, in addition to the summary financial statement, a complete copy of the Company’s annual accounts, together with the Directors’ report and the Auditor’s report thereon.

*	as amended by special resolution passed on August 16, 2002

AUDIT

195.	The Auditors shall audit the profit and loss account and balance sheet of the Company in each year and shall prepare a report thereon to be annexed thereto. Such report shall be laid before the Company at its annual general meeting in each year and shall be open to inspection by any member. The Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Board or any general meeting of the members, make a report on the accounts of the Company in general meeting during their tenure of office.

196.	The Company shall at any annual general meeting appoint an auditor or auditors of the Company who shall hold office until the next annual general meeting. The remuneration of the Auditors shall be fixed by the Company at the annual general meeting at which they are appointed provided that in respect of any particular year the Company in general meeting may delegate the fixing of such remuneration to the Board. No person may be appointed as the, or an, Auditor, unless he is independent of the Company. The Board may before the first annual general meeting appoint an auditor or auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the members in general meeting in which case the members at that meeting may appoint Auditors. The Board may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Board under this Article may be fixed by the Board.

197.	Every statement of accounts audited by the Auditors and presented by the Board at an annual general meeting shall after approval at such meeting be conclusive except as regards any error discovered therein within three months of the approval thereof. Whenever any such error is discovered within that period, it shall forthwith be corrected, and the statement of account amended in respect of the error shall be conclusive.

AUDIT COMMITTEE

198.	For so long as the shares of the Company are quoted on the Exchange, it shall establish and maintain an Audit Committee as a committee of the Board, the composition and responsibilities of which shall comply with Rule 4350(d) of the NASD Manual & Notices to Members, as amended from time to time. The Audit Committee shall have at least three members, comprised solely of Independent Directors or such other Directors as allowed from time to time, each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement.

The Company shall adopt a formal written audit committee charter and review and assess the adequacy of the formal written charter on an annual basis. The charter shall specify the responsibilities of the Audit Committee which shall include responsibility for ensuring its receipt from the outside auditors of the Company of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and the Audit Committee’s responsibility for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor. In addition, the responsibilities of the Audit Committee shall include:

(a)	to recommend annually to the Directors the appointment of the independent auditors of the Company, discuss and review in advance the scope and the fees of the annual audit and review the results thereof with the independent auditors, review and approve non-audit services of the independent auditors, review compliance with existing major accounting and financial reporting policies of the Company, review the adequacy of the financial organization of the Company, and review management’s procedures and policies relating to the adequacy of the Company’s internal accounting controls and compliance with applicable laws relating to accounting practices; and

(b)	in the absence or unavailability of the Related Party Transaction Committee, reviewing potential conflict of interest situations pursuant to Article 199.

CONFLICTS OF INTEREST

199.	For so long as the shares of the Company are listed on the Exchange the Company shall conduct an appropriate review of all material related party transactions on an ongoing basis and shall utilize the Related Party Transaction Committee or a comparable body of the Board for the review of potential conflicts of interest situations where appropriate. A majority of the members of the Related Party Transaction Committee shall be persons other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of the independent judgment in carrying out the responsibilities of a Director.

200. (a)	In anticipation that the Company will cease to be a subsidiary of CIC and that the Company and CIC may engage in the same or similar activities or lines of business and have an interest in the same or similar business opportunities, and in recognition of (i) the benefits to be derived by the Company through its continued contractual, corporate and business relations with CIC (including the services of officers and directors of CIC as officers and directors of the Company), and (ii) the difficulties attendant to any director, who desires and endeavours fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article 200 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve CIC and its officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, directors and shareholders in connection therewith.

(b)	Except as CIC may otherwise agree in writing, (i) neither CIC nor any of its subsidiaries (other than the Company) shall have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company; and (ii) neither CIC nor any of its subsidiaries (other than the Company) nor any officer or director thereof (except as provided in paragraph (c) of this Article 200) shall be liable to the Company or its shareholders for breach of any fiduciary duty by reason of any such activities of CIC or any such subsidiary or of such person’s participation therein. In the event that CIC or such subsidiary acquires knowledge of a potential transaction or matter that may be a business opportunity for both CIC or such subsidiary and the Company, CIC or such subsidiary shall have no duty to communicate or offer such business opportunity to the Company and shall not be liable to the Company or its shareholders for breach of any fiduciary duty by reason of the fact that CIC or such subsidiary pursues or acquires such business opportunity for itself, directs such business opportunity to another person or entity, or does not communicate information regarding, or offer, such business opportunity to the Company.

(c)	In the event that a director, officer or employee of the Company who is also a director, officer or employee of CIC or any subsidiary of CIC (other than the Company) acquires knowledge of a potential transaction or matter that may be a business opportunity for the Company and CIC or such subsidiary, such director, officer or employee of the Company shall have fully satisfied his fiduciary duty to the Company and its shareholders with respect to such business opportunity and shall not be liable to the Company or its shareholders for breach of fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Company or the derivation of any improper personal benefit by reason of the fact that CIC or such subsidiary pursues or acquires such business opportunity for itself or directs such business opportunity to another person or does not communicate information regarding such business opportunity to the Company if such director, officer or employee acts in good faith in a manner consistent with the following policy:

(i)	a business opportunity offered to any person who is an officer (whether or not a director) of the Company and who is also a director but not an officer of CIC or any subsidiary of CIC (other than the Company) shall belong to the Company, unless such opportunity is expressly offered to such person primarily in such person’s capacity as a director of CIC or such subsidiary in which case such opportunity shall belong to CIC or the subsidiary of which such person is a director;

(ii)

a business opportunity offered to any person who is a director but not an officer of the Company and who is also an officer (whether or not a director) of CIC or any subsidiary of CIC (other than the Company) shall belong to CIC or to the subsidiary (other than the Company) of which such person is an officer unless such opportunity is expressly offered to such person primarily in such person’s capacity as a director of the Company, in which case such opportunity shall belong to the Company; and

(iii)	a business opportunity offered to any other person who is either an officer of both the Company and CIC or any subsidiary of CIC (other than the Company), or a director of both the Company and CIC or such subsidiary (other than the Company) shall belong to the Company or to CIC or such subsidiary (other than the Company) of which such person is either an officer or a director, as the case may be, if such opportunity is expressly offered to such person primarily in his capacity as an officer or director of the Company or of CIC or such subsidiary (other than the Company), respectively; otherwise, such opportunity shall belong either to the Company or to CIC or the subsidiary (other than the Company) of which such person is either an officer or a director, in either case as a majority of the directors of the Company who are not officers of CIC, any subsidiary of CIC (other than the Company) or the Company, or directors of CIC or any subsidiary of CIC (other than the Company), shall determine in their good faith judgment, taking into account all the facts and circumstances with respect to such opportunity.

(d)	In the event that actions are taken by any director, officer of employee of the Company that are inconsistent with the policy set forth in paragraph (c) of this Article 200, no presumption shall arise that such actions constitute a breach of such director’s, officer’s or employee’s fiduciary duty or duty of loyalty to the Company or its shareholders or failure to act in (or not opposed to) the best interests of the Company or the derivation of an improper personal benefit.

(e)	For the purposes of this Article 200, “business opportunities” shall not include any business opportunities that the Company is not financially able to undertake, or that are, from their nature, not in the line of the Company’s business or are of no practical advantage to it or that are ones in which the Company has no interest or reasonable expectancy.

(f)	Any person or entity purchasing or otherwise acquiring any interest in any shares in the capital of the Company shall be deemed to have notice of and to have consented to the provisions of this Article 200.

(g)	For purposes of this Article 200 only, the “Company” shall mean the Company and companies, partnerships, joint venture, associations and other entities in which the Company beneficially owns (directly or indirectly) fifty per cent. or more of the outstanding voting stock, voting power or similar voting interests.

SERVICE OF NOTICES AND OTHER DOCUMENTS

201.	*Except as otherwise provided in these Articles, any notice or other document may be served on or delivered to any member by the Company either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address as appearing in the principal register or, to the extent permitted by all applicable laws and regulations, by electronic communication or by delivering it to or leaving it at such registered address addressed as aforesaid. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

202.	*Any such notice or other document, if sent by post, shall be deemed to have been served or delivered on the day after the day when it was put in the post (if sent to an address in the same country) and on the fifth day after the day when it was put in the post (if sent from one country or territory to an address in another country), and in proving such service or delivery it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post. Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left. Any notice given by electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

203.	*Any notice or other document delivered or sent to any member in pursuance of these Articles shall, notwithstanding that such member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

204.	*The signature to any notice to be given by the Company may be written or printed by means of facsimile or, where relevant, by Electronic Signature.

*	as amended by special resolution passed on August 16, 2002

INFORMATION

205.	No member shall be entitled to require discovery of or any information in respect of any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members or the Company to communicate to the public.

206.	The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the register of members and transfer books of the Company.

WINDING UP

207.	If the Company shall be wound up (whether the liquidation is voluntary, under supervision or by the court) the liquidator may, with the authority of a special resolution of the Company and any other sanction required by the Law divide among the members in specie or kind the whole or any part of the assets of the Company (whether the assets shall consist of property of one kind or shall consist of properties of different kinds) and may for such purpose set such value as he deems fair upon any property to be divided and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority or sanction vest the whole or any part of such assets in trustees upon such trusts for the benefit of the members as the liquidator, with the like authority or sanction and subject to the Law, shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no member shall be compelled to accept any assets, shares or other securities in respect of which there is a liability.

208.	If the Company shall be wound up, and the assets available for distribution amongst the members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITIES

209.

The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively. No Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, officer or trustee.

210.	Subject to the Companies Law, if any Director or other person shall become personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any mortgage, charge, or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the Director or person so becoming liable as aforesaid from any loss in respect of such liability.

FINANCIAL YEAR

211.	The financial year of the Company shall be 31st December in each year or as otherwise prescribed by the Board from time to time.

REGISTERED OFFICE

212.	The registered office of the Company shall be at such place in the Cayman Islands as the Board shall from time to time appoint.

AMENDMENT OF MEMORANDUM AND ARTICLES

213.	Subject to the Law, the Company may at any time and from time to time by special resolution alter or amend its Memorandum of Association and Articles of Association in whole or in part.